UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 April 25, 2006

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                        STANDARD MICROSYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                       0-7422                 11-2234952
(State or Other Jurisdiction of     (Commission File       (I.R.S. Employer
 Incorporation)                      Number)                Identification No.)

               80 Arkay Drive, Hauppauge, New York       11788
            (Address of principal executive offices)   (Zip Code)

                                 (631) 435-6000
              (Registrant's telephone number, including area code)

N/A (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item s 1.01, 1.02 and 8.01 (Entry into and Termination of a Material  Definitive
Agreement; Other Events)

In a matter unrelated to the employment of Mr. William D. Shovers with the Registrant, on April 25, 2006 the Securities and Exchange Commission (the "SEC")filed a civil lawsuit in the United States District Court for the Eastern District of Michigan alleging that while serving as Chief Financial Officer of Hayes Lemmerz International, Inc. during the years 1999-2001, Mr. Shovers violated sections of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Registrant previously disclosed that Mr. Shovers had received a "Wells Notice" from the SEC in its Form 8-k filed on June 24, 2005. The SEC's complaint seeks monetary and injunctive relief against Mr. Shovers and is available at www.sec.gov.

On May 1, 2006 Mr. Shovers resigned as Senior Vice President Global Operations and as an employee of the Registrant, pursuant to the letter agreement annexed hereto as Exhibit 10.1 (the "Letter"). The Letter terminates Mr. Shovers' prior Employment Agreement with the Registrant, which was previously disclosed as
Exhibit 10.1 to the Registrant's Form 8-k filed on April 21, 2005, provides a release to the Registrant, and provides for no monetary compensation to be paid by either party. Mr. Shovers will not be obligated to repay to the Registrant any portion of the appointment bonus he received under the Employment Agreement. In order to assist in the transition of Mr. Shovers' responsibilities and to assure continued access to Mr. Shovers' services on certain projects, the Registrant has entered into a Consulting Agreement with Mr. Shovers that is annexed hereto as Exhibit 10.2. The Consulting Agreement is for a 3 month term and is renewable on a month to month basis at the Registrant's option. The Registrant may also terminate the Consulting Agreement on ten (10) days notice. The monthly compensation set forth in the Consulting Agreement of Thirty Seven Thousand Five Hundred Dollars ($37,500.00) per month is at the same rate Mr. Shovers received as a consultant for the Registrant in 2005 before he became an employee of the Registrant. The Consulting Agreement also provides that Mr. Shovers is eligible to receive a performance bonus of up to One Hundred and Twenty Five Thousand Dollars ($125,000.00) as approved by either a majority of the independent directors of the Board of Directors or the Compensation Committee of the Board of Directors, in their sole and absolute discretion. The summaries of the Letter and Consulting Agreement are qualified in their entirety by the full text of both documents, attached hereto as Exhibits 10.1 and 10.2 respectively, and incorporated herein by reference.

In light of Mr. Shovers' resignation, Mr. Peter Byrnes, an eleven year employee of the Registrant, will be assuming many of Mr. Shovers' responsibilities. Mr. Byrnes has been appointed as Vice President of Operations, a position he previously held with the Registrant from approximately June 2000 to November 2003.


Section 9 - Financial Statements and Exhibits


Item 9.01 - Financial Statements and Exhibits

(c)       Exhibits

10.1      Letter  agreement dated May 1, 2006 with Mr. William D. Shovers.
10.2 Consulting Agreement between Standard Microsystems Corporation and William D. Shovers dated May 1, 2006.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        STANDARD MICROSYSTEMS CORPORATION

                                  (Registrant)



Date:  May 1, 2006                     By:   /s/ DAVID S. SMITH
                                             ---------------------------------
                                             David S. Smith
                                             Senior Vice President and
                                             Chief Financial Officer
                                             (Principal Financial Officer)


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                                  Exhibit Index


Exhibit No.    Description

10.1           Letter  agreement  dated May 1, 2006 with Mr. William D. Shovers.
10.2 Consulting Agreement between Standard Microsystems Corporation and William D. Shovers dated May 1, 2006.